Exhibit 2.1

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

This Agreement of Merger and Plan of Reorganization (this “Agreement”) is entered into as of May 22, 2013 by and between NUMBEER, INC., a Nevada corporation (“Numbeer”), NUMBEER ACQUISITION, INC., a Nevada corporation (“Acquisition”), and GOOD EARTH ENERGY CONSERVATION, INC., a Delaware corporation (“Good Earth”). Numbeer, Acquisition and Good Earth are sometimes hereinafter collectively referred to as the “parties” and individually as a “party.”

A.           Numbeer is a publicly-owned Nevada corporation with 7,596,000 shares of common stock, par value $0.001, issued and outstanding (the “Numbeer Common Stock”) and is quoted on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “NUMB.” At the Closing (herein defined) of the transactions contemplated by this Agreement, Anthony Vaz, the sole officer, director and principal shareholder of Numbeer, will deliver 6,996,027 shares of Numbeer Common Stock for retirement and cancellation and other shareholders of Numbeer will collectively deliver 1,987 shares of Numbeer Common Stock for retirement and cancellation.

B.           Acquisition is a wholly-owned subsidiary of Numbeer.

C.           Good Earth is a Delaware corporation with 19,304,222 shares of common stock, par value $0.01, issued and outstanding (the “Good Earth Common Stock”).

D.           The Board of Directors of each of Numbeer, Acquisition, and Good Earth have determined that it is fair to, and in the best interests of, their respective corporations and stockholders for Acquisition to be merged with and into Good Earth, with Good Earth as the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth herein.

E.           The Board of Directors of each of Numbeer, Acquisition and Good Earth have approved the Merger in accordance with the Nevada Revised Statutes (the “NRS”), the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein, and in the Delaware Certificate of Merger attached as Exhibit A hereto (the “Certificate of Merger”).

F.           The requisite stockholders of Good Earth have approved this Agreement, the Certificate of Merger, and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger and Numbeer, as the sole stockholder of Acquisition, has approved by written consent pursuant to 78.320 of the NRS, this Agreement, the Certificate of Merger, and the transactions contemplated and described hereby and thereby.

G.           The Board of Directors of Numbeer has approved Amended and Restated Articles of Incorporation of Numbeer (the “Amendment”) attached as Exhibit B hereto, to (1) increase its authorized capital stock to 110,000,000 shares, of which 100,000,000 will be designated Common Stock and 10,000,000 will be designated Preferred Stock, (2) effect a forward split such that every one share of Numbeer Common Stock issued and outstanding immediately prior to filing of the Amendment will be converted into that number of shares of Numbeer Common Stock obtained by dividing each share of Numbeer Common Stock by 0.39733333 (the “Split”), and (3) change the name of Numbeer to “Good Earth Energy Conservation, Inc.” The Amendment will be filed with the Nevada Secretary of State after the Closing (as hereinafter defined) and as soon as practical after all regulatory requirements have been satisfied.

H.         The requisite stockholders of Numbeer have approved the Amendment and the transactions contemplated thereby.

I.           The parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree as follows:

ARTICLE I
PLAN OF MERGER

1.1.          Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition shall be merged with and into Good Earth in accordance with Section 252 of the DGCL. At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition shall cease, and Good Earth shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware under the name “Good Earth Energy Conservation, Inc.”

1.2.          Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.” Immediately prior to the filing of the Certificate of Merger, Numbeer shall file the Amendment with the Secretary of State of the State of Nevada.

1.3.          Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at the offices of Holland, Johns, & Penny, L.L.P., 306 West Seventh Street, Suite 500, Fort Worth, Texas 76102. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in Section 1.11 will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

1.4.         Certificate of Incorporation, Bylaws, Directors and Officers.

(a)          The Certificate of Incorporation of Good Earth, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law and such Certificate of Incorporation.

(b)          The Bylaws of Good Earth, as in effect immediately prior to the Effective Time, attached as Exhibit D hereto, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

(c)          The directors and officers listed in Exhibit E hereto shall be the directors and officers of the Surviving Corporation and Numbeer, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation or the Certificate of Incorporation or Bylaws of Numbeer, as the case may be.

1.5.          Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition and Good Earth (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.6.         Manner and Basis of Converting Shares. At the Effective Time:

(a)          each share of common stock, $0.001 par value, of Acquisition, outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock of the Surviving Corporation, so that at the Effective Time Numbeer shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(b)          each share of Good Earth Common Stock beneficially owned by the stockholders listed on Exhibit F attached hereto (the “Good Earth Stockholders”) (other than shares of Good Earth Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive a 0.39733333 fractional share of Numbeer Common Stock as set forth on Exhibit F under “Pre-Split Numbeer Shares;”

(c)          each share of Good Earth Common Stock subject to an option and warrant of Good Earth outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive a 0.39733333 fractional share of Numbeer Common Stock as set forth on Exhibit F under “Pre-Split Numbeer Options” and “Pre-Split Numbeer Warrants” and a corresponding aggregate number of shares of Numbeer Common Stock shall be reserved for issuance upon the exercise of such options and warrants; and

(d)          each share of Good Earth Common Stock subject to a convertible note of Good Earth outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive a 0.39733333 fractional share of Numbeer Common Stock as set forth on Exhibit F under “Pre-Split Numbeer Convertible Shares” and a corresponding aggregate number of shares of Numbeer Common Stock shall be reserved for issuance upon the conversion of such convertible notes.

1.7.         Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of Good Earth Common Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for Numbeer stating that such Good Earth Stockholder has lost his certificate or certificates or that such have been destroyed, Numbeer shall issue to each Good Earth Stockholder surrendering such certificate(s) or affidavit, a certificate or certificates registered in the name of such Good Earth Stockholder representing the number of shares of Numbeer Common Stock that such Good Earth Stockholder shall be entitled to receive as set forth in Section 1.6(b). Until the certificate(s) is or are surrendered, each certificate(s) that immediately prior to the Effective Time represented any outstanding shares of Good Earth Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the number of shares of Numbeer Common Stock as specified in Section 1.6(b) for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DGCL.

1.8.         Numbeer Common Stock. Numbeer agrees that it will cause the Numbeer Common Stock into which the Good Earth Common Stock is converted at the Effective Time pursuant to Section 1.6(b) to be available for such purposes. Numbeer further covenants that contemporaneously with the Closing Numbeer will effect the cancellation of 6,996,027 shares of Numbeer Common Stock surrendered by Anthony Vaz and of 1,987 shares of Numbeer Common Stock collectively surrendered by other shareholders of Numbeer, that there will be no more than 597,986 pre-Merger shares of Numbeer Common Stock issued and outstanding, and that no other pre-Merger common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding.

1.9.         Options; Warrants; and Convertible Notes.

(a)          As of the Effective Time, all stock options to purchase Good Earth Common Stock issued by Good Earth, whether vested or unvested and not exercised (the “Good Earth Options”), shall automatically become options of Numbeer (the “Numbeer Options”) without further action by the holders thereof. Each Numbeer Option shall constitute an option to acquire such number of shares of Numbeer Common Stock equal to the number of shares of Good Earth Common Stock subject to the unexercised portion of the Good Earth Option multiplied by 0.39733333. The exercise price per share of each Numbeer Option shall be equal to the exercise price of the Good Earth Option and the form of Numbeer Stock Option Agreement shall otherwise be as set forth on Exhibit G attached hereto.

(b)          As soon as practicable after the Effective Time, Numbeer shall take appropriate actions to collect the agreements evidencing Good Earth Options, which shall be deemed to be canceled and shall entitle the holders to exchange Good Earth Options for Numbeer Options.

(c)          As of the Effective Time, all warrants to purchase Good Earth Common Stock issued by Good Earth, whether vested or unvested and not exercised (the “Good Earth Warrants”), shall automatically become warrants of Numbeer (the “Numbeer Warrants”) without further action by the holders thereof. Each Numbeer Warrant shall constitute a warrant to acquire such number of shares of Numbeer Common Stock equal to the number of shares of Good Earth Common Stock subject to the unexercised portion of the Good Earth Warrant multiplied by 0.39733333. The exercise price per share of each Numbeer Warrant shall be equal to the exercise price of the Good Earth Warrant and the terms of such Numbeer Warrant shall otherwise be the same as the Good Earth Warrant.

(d)          As soon as practicable after the Effective Time, Numbeer shall take appropriate actions to collect the agreements evidencing Good Earth Warrants, which shall be deemed to be canceled and shall entitle the holders to exchange Good Earth Warrants for Numbeer Warrants.

(e)          As of the Effective Time, the outstanding convertible promissory notes of Good Earth, consisting of a series of notes in the aggregate original principal amount of $2,500,000 convertible into shares of Good Earth Common Stock at a conversion price of $0.50 per share and one note in the original principal amount of $250,000 convertible into shares of Good Earth Common Stock at a conversion price of $0.65 per share (the “Good Earth Notes”), shall automatically become promissory notes of Numbeer (the “Numbeer Notes”) without further action by the holders thereof, the requisite number of holders thereof having previously consented to such conversion. Each Numbeer Note shall be convertible into such number of shares of Numbeer Common Stock equal to the number of shares of Good Earth Common Stock into which the Good Earth Note is convertible multiplied by 0.39733333. The conversion price per share of each Numbeer Note shall be equal to the conversion price of the Good Earth Note and the terms of such Numbeer Note shall otherwise be the same as the Good Earth Note.

(f)          As soon as practicable after the Effective Time, Numbeer shall take appropriate actions to collect the Good Earth Notes, which shall be deemed to be canceled and shall entitle the holders to exchange Good Earth Notes for shares of Numbeer Common Stock.

1.10.       Operation of Surviving Corporation. Good Earth acknowledges that upon the effectiveness of the Merger, and the material compliance by Numbeer and Acquisition with their respective duties and obligations hereunder, Numbeer shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

1.11.       Closing Events. At the Closing, each of the respective parties shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all officers’ certificates, opinions, financial statements, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.

1.12.       Exemption From Registration. Numbeer and Good Earth intend that the shares of Numbeer Common Stock to be issued pursuant to the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) and from the qualification and registration requirements of any applicable state “Blue Sky” or securities laws.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF GOOD EARTH

Good Earth represents and warrants to Numbeer that the statements contained in this Article II are true and correct to the knowledge of Good Earth. For purposes of this Article II, the phrase “to the knowledge of Good Earth” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of Good Earth immediately before the Closing.

2.1.         Organization. Good Earth is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Good Earth has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Good Earth Material Adverse Effect (as hereinafter defined). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Good Earth’s organizational documents. Good Earth has taken all action required by laws, its certificate of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Good Earth has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the transactions herein contemplated. For purposes of this Agreement, “Good Earth Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of Good Earth or its subsidiaries taken as a whole.

2.2.         Capitalization. The authorized capital stock of Good Earth consists of 50,000,000 shares of capital stock. As of the date of this Agreement, 19,304,222 shares of Good Earth Common Stock are issued and outstanding, no shares of preferred stock are outstanding, and no shares of Good Earth Common Stock or preferred stock are held in the treasury of Good Earth. In addition, Good Earth Warrants for the purchase of 7,682,715 shares of Good Earth Common Stock are issued and outstanding, Good Earth Notes in an aggregate original principal amount of $2,750,000 convertible into a total of 5,384,615 shares of Good Earth Common Stock are outstanding, and Good Earth Options for the purchase of 9,450,000 shares of Good Earth Common Stock are issued and outstanding. All of the issued and outstanding Good Earth Shares are duly authorized, validly issued, and fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Good Earth. There are no agreements to which the Good Earth is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Good Earth. To the knowledge of Good Earth, there are no agreements among other parties to which Good Earth is a party and by which it is bound with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Good Earth. All of the issued and outstanding Good Earth Shares were issued in compliance with applicable federal and state securities laws.

2.3.         Financial Statements.

(a)          Good Earth has filed all income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)          Good Earth has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Good Earth may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)          No deficiency for any taxes has been proposed, asserted or assessed against Good Earth. There has been no tax audit, nor has there been any notice to Good Earth by any taxing authority regarding any such tax audit, or, to the knowledge of Good Earth, is any such tax audit threatened with regard to any taxes or Good Earth tax returns. Good Earth does not expect the assessment of any additional taxes of Good Earth for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Good Earth.

(d)          Good Earth shall have provided to Numbeer the audited balance sheets of Good Earth as of, and the audited statements of income, shareholders’ equity and cash flows of Good Earth for the years ended, December 31, 2011 and 2010 (the “Good Earth Balance Sheet Date”), and the unaudited balance sheet of Good Earth as of, and the unaudited statements of income, shareholders’ equity and cash flows of Good Earth for the nine months ended, September 30, 2012 (collectively, the “Good Earth Financial Statements”). The Good Earth Financial Statements have been prepared from the books and records of Good Earth in accordance with Generally Accepted Accounting Principals (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of Good Earth as of the respective dates thereof and for the periods referred to therein, with regard to the December 31, 2010 and December 31, 2011 financial statements such financial statements comply as to form with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion of such Good Earth Financial Statements in the Numbeer filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent with the books and records of Good Earth, except as provided in the notes thereto.

(e)          The books and records, financial and otherwise, of Good Earth are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4.         Disclosure. No representation or warranty by Good Earth contained in this Agreement or in any of the agreements or other documents executed pursuant to this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Good Earth pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Good Earth has disclosed to Numbeer all material information relating to the business of Good Earth or the transactions contemplated by this Agreement.

2.5.         Undisclosed Liabilities. Good Earth has no material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Good Earth Financial Statements referred to in Section 2.3, (b) liabilities which have arisen since the date of the Good Earth Financial Statements in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article II, “Ordinary Course of Business” means the ordinary course of Good Earth’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.6.          Absence of Certain Changes or Events. Except as set forth in this Agreement and the Good Earth Financial Statements:

 (a)          except in the Ordinary Course of Business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Good Earth; or (ii) any damage, destruction, or loss to Good Earth (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Good Earth; and

 (b)          Good Earth has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the Ordinary Course of Business; (ii) paid any material obligation or liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Good Earth balance sheet, and current liabilities incurred since that date in the Ordinary Course of Business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material, considering the business of Good Earth; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7.          Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Good Earth, threatened by or against Good Earth, or affecting Good Earth, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8.          No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Good Earth is a party or to which any of its properties or operations are subject.

2.9.          Contracts. Good Earth has provided, or will provide Numbeer, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Good Earth is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10.         Compliance With Laws and Regulations. Good Earth has complied with all applicable statutes and regulations of any federal, state, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Good Earth.

2.11.         Approval of Agreement. The board of directors of Good Earth (the “Good Earth Board”) and the holders of a majority of the Good Earth Shares will have authorized the execution and delivery of this Agreement by Good Earth and will have approved the transactions contemplated hereby prior to the Closing. This Agreement has been duly and validly executed and delivered by Good Earth and constitutes a valid and binding obligation of Good Earth, enforceable against Good Earth in accordance with its terms.

2.12.         Title and Related Matters. Good Earth has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Good Earth balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent, those set forth in the Good Earth Financial Statements, those arising in the Ordinary Course of Business, and those disclosed in a Good Earth disclosure schedule.

2.13.         Governmental Authorizations. Good Earth has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Good Earth of this Agreement and the consummation by Good Earth of the transactions contemplated hereby.

2.14.         Continuity of Business Enterprises. Good Earth has no commitment or present intention to liquidate Good Earth or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.15.         Good Earth Stockholders. The Good Earth Stockholders are the legal and beneficial owners of 100% of the Good Earth Shares and the Good Earth Stockholders have full right, power, and authority to transfer, assign, convey, and deliver their respective Good Earth Shares; and delivery of such Good Earth Shares at the Closing will convey to Numbeer good and marketable title to such Good Earth Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such Good Earth Shares being held by Numbeer.

2.16.         No Brokers. Good Earth has not entered into any contract with any person, firm or other entity that would obligate Good Earth or Numbeer to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated hereby.

2.17.         Subsidiaries. Good Earth has no subsidiaries.

2.18.         Intellectual Property. Good Earth owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by Good Earth to other parties (together, the “Customer Deliverables”) and (b) to operate the internal systems of Good Earth that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the “Internal Systems”). The Intellectual Property owned by or licensed to Good Earth and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the “Good Earth Intellectual Property”). Each item of Good Earth Intellectual Property will be owned or available for use by Numbeer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Good Earth has taken all reasonable measures to protect the proprietary nature of each item of Good Earth Intellectual Property. To the knowledge of Good Earth, (i) no other person or entity has any rights to any of Good Earth Intellectual Property owned by Good Earth except pursuant to agreements or licenses entered into by Good Earth and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of Good Earth Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.

2.19.         Certain Business Relationships With Affiliates. Except as contemplated by employment agreements, consulting agreements and the agreements contemplated by the transactions contemplated by this Agreement no affiliate of Good Earth (a) owns any property or right, tangible or intangible, which is used in the business of Good Earth, (b) has any claim or cause of action against Good Earth, or (c) owes any money to, or is owed any money by, Good Earth.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF NUMBEER AND ACQUISITION

Numbeer and Acquisition represent and warrant to Good Earth that the statements contained in this Article III are true and correct to the knowledge of Numbeer and Acquisition. For purposes of this Article III, the phrase “to the knowledge of Numbeer,” “to the knowledge of Acquisition,” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of Numbeer or Acquisition, as applicable, immediately before the Closing.

3.1.         Organization.

(a)          Numbeer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Numbeer Reports (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and bylaws of Numbeer, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Numbeer’s Articles of Incorporation or bylaws. Numbeer has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Numbeer has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions contemplated hereby.

(b)          Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Attached hereto as Exhibits H and I, respectively, are complete and correct copies of the Articles of Incorporation and bylaws of Acquisition, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Acquisition’s Articles of Incorporation or bylaws. Acquisition has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Acquisition has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, bylaws, or otherwise to consummate the transactions contemplated hereby.

3.2.         Capitalization.

(a)          The authorized capital stock of Numbeer consists of 75,000,000 shares of Numbeer Common Stock. After giving effect to the Amendment, the authorized capital stock of Numbeer shall be 110,000,000 shares of which 100,000,000 will be designated Numbeer Common Stock and 10,000,000 will be designated blank check preferred stock. Immediately prior to the Closing and without giving effect to the surrender and subsequent cancellation of 6,998,014 shares of Numbeer Common Stock, there shall be 7,596,000 shares of Numbeer Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. All the issued and outstanding shares of Numbeer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Numbeer is a party or which are binding upon Numbeer providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Numbeer. There are no agreements to which Numbeer is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Numbeer. To the knowledge of Numbeer, there are no agreements among other parties to which Numbeer is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Numbeer. All of the issued and outstanding shares of Numbeer Common Stock were issued in compliance with applicable federal and state securities laws. The Shares of Numbeer Common Stock to be issued at the Closing pursuant this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights.

(b)          The authorized capital stock of Acquisition consists of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition are owned by Numbeer. All the issued and outstanding shares of common stock of Acquisition are duly authorized, validly issued, fully paid, nonassessable and free of all pre-emptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Acquisition is a party or which are binding upon Acquisition providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Acquisition. There are no agreements to which Acquisition is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquisition.

(c)          Acquisition is a wholly-owned Nevada subsidiary of Numbeer that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date.

(d)          The shares of Numbeer Common Stock to be issued at the Closing pursuant to Section 1.6, when issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully aid and non-assessable.

3.3.         Financial Statements. The audited financial statements and unaudited interim financial statements of the Numbeer included in the Numbeer Reports (collectively, the “Numbeer Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present the consolidated financial condition, results of operations and cash flows of the Numbeer as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the Numbeer.

3.4.         Securities Act and Exchange Act Filings. Numbeer has furnished or made available to Good Earth complete and accurate copies, as amended or supplemented, of its (a) effective Registration Statement on Form S-1, which contains audited financial statements for the period April 7, 2008 (inception) through May 31, 2008 as filed with the SEC (SEC File No. 333-153172), (b) Annual Report on Form 10-K for the fiscal year ended May 31, 2012, which contains audited financial statements for the period April 17, 2008 (inception) through May 31, 2012, and (c) all other reports filed by Numbeer under Section 13 or 15(d) of the Exchange Act and all proxy or information statements filed by Numbeer under subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since August 25, 2008 (such documents are collectively referred to herein as the “Numbeer Reports”). The Numbeer Reports constitute all of the documents required to be filed by Numbeer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from August 25, 2008 through the date of this Agreement. The Numbeer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. Each Numbeer Report filed under the Exchange Act was filed on or before its due date (if any) or within the applicable extension period provided under the Exchange Act. As of their respective dates, Numbeer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5.         Undisclosed Liabilities. Except as set forth in the Numbeer Financial Statements, to the knowledge of Numbeer, neither Numbeer nor any Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Numbeer Reports, (d) liabilities which have arisen since the date of the Numbeer Reports in the Ordinary Course of Business (as hereinafter defined) and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. As used in this Article III, “Ordinary Course of Business” means the ordinary course of Numbeer’s business, consistent with past custom and practice (including with respect to frequency and amount).

3.6.         Absence of Certain Changes or Events. Except as described herein or, with respect to Numbeer, in the Numbeer Reports:

(a)          there has not been any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of Numbeer or Acquisition (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Numbeer or Acquisition;

(b)          None of Numbeer or Acquisition has (i) amended its Articles of Incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Numbeer or Acquisition; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)          None of Numbeer or Acquisition has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the Ordinary Course of Business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Numbeer Reports and current liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Numbeer or Acquisition; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)          None of Numbeer or Acquisition will have any assets, liabilities or accounts payable of any kind or nature, actual or contingent, as of the Closing Date;

(e)          To the best knowledge of Numbeer, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Numbeer; and

(f)          To the best knowledge of Acquisition, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Acquisition.

3.7.         Title and Related Matters. Numbeer has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Numbeer Reports or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)          statutory liens or claims not yet delinquent;

(b)          such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)          as described in the Numbeer Reports.

3.8.         Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Numbeer, threatened by or against or affecting Numbeer, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9.         Contracts. Numbeer is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in the Numbeer Reports.

3.10.      No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Numbeer is a party or to which it or any of its assets or operations are subject.

3.11.      Governmental Authorizations. Numbeer is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Numbeer of this Agreement and the consummation by Numbeer of the transactions contemplated hereby.

3.12.       Compliance With Laws and Regulations. Except as disclosed in the Numbeer Reports, Numbeer:

(a)          is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any governmental entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Numbeer Material Adverse Effect (as hereinafter defined);

(b)          has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)          has not, and the past and present officers, directors and affiliates of Numbeer have not, been the subject of, nor does any officer or director of Numbeer have any reason to believe that Numbeer or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)          has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e)          has not, and the past and present officers, directors and affiliates have not, been the subject of, nor does any officer or director of Numbeer have any reason to believe that Numbeer or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f)          does not and will not immediately prior to the Closing, have any liabilities, contingent or otherwise and is not a party to any executory agreements; and

(g)          is not a “blank check Company” as such term is defined by Rule 419 of the Securities Act.

For purposes of this Agreement, “Numbeer Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of Numbeer or its subsidiaries taken as a whole.

3.13.      Insurance. Numbeer owns no insurable properties and carries no casualty or liability insurance.

3.14.      Approval of Agreement. The board of directors of Numbeer (the “Numbeer Board”) has authorized the execution and delivery of this Agreement by Numbeer and has approved this Agreement and the transactions contemplated hereby.

3.15.         Material Transactions With Affiliates. Except as disclosed herein and in the Numbeer Reports, there exists no material contract, agreement, or arrangement between Numbeer and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Numbeer to own beneficially any common stock of Numbeer and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof. Neither any officer, director, nor ten percent (10%) stockholder of Numbeer has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Numbeer which was material to the business of Numbeer. Numbeer has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16.         Employment Matters. Numbeer has no employees other than its executive officers.

3.17.         No Brokers. Numbeer has not entered into any contract with any person, firm or other entity that would obligate Good Earth or Numbeer to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.18.         Subsidiaries. Numbeer has no subsidiaries, other than Acquisition.

3.19.         Disclosure. No representation or warranty by Numbeer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Numbeer pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Numbeer has disclosed to Good Earth all material information relating to the business of Numbeer or the transactions contemplated by this Agreement.

3.20.         Accountants. From inception through April 5, 2011 Seale and Beers, CPAs served as Numbeer’s accountants; thereafter, Numbeer appointed Li & Company, P.C. as its independent accountants (collectively, the “Accountants” and individually, an “Accountant”). Throughout the periods covered by the Numbeer Financial Statements each such Accountant was (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Numbeer within the meaning of Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Other than with respect to expressing an opinion as to the uncertainty of Numbeer continuing as a going concern, the report of the Accountants on the Financial Statements did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Numbeer’s most recent fiscal year and the subsequent interim periods, there were no disagreements with either Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-K occurred with respect to either Accountant.

ARTICLE IV
SPECIAL COVENANTS

4.1.          Current Report. In connection with the Closing, the parties shall file a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). Each of Good Earth and Numbeer shall cause the Current Report to be filed with the SEC no later than four (4) business days of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws, in particular with the information required by Item 2.01(f) of Form 8-K.

4.2.          Additional Representations, Warranties and Covenants of the Good Earth Stockholders. Promptly after the Effective Time, Numbeer shall cause to be mailed to each holder of record of Good Earth Common Stock that was converted pursuant to Section 1.6(b) hereof into the right to receive Numbeer Common Stock a letter of transmittal (“Letter of Transmittal”) that shall contain additional representations, warranties and covenants of such Good Earth Stockholder, including without limitation, that (a) such Good Earth Stockholder has full right, power and authority to deliver such Good Earth Common Stock and Letter of Transmittal, (b) the delivery of such Good Earth Common Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Good Earth Stockholder is bound or affected, (c) such Good Earth Stockholder has good, valid and marketable title to all shares of Good Earth Common Stock indicated in such Letter of Transmittal and that such Good Earth Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Good Earth Common Stock, (d) whether such Good Earth Stockholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act and that such Good Earth Stockholder is acquiring Numbeer Common Stock for investment purposes and not with a view to selling or otherwise distributing such Numbeer Common Stock in violation of the Securities Act or the securities laws of any state, and (e) such Good Earth Stockholder has had an opportunity to ask and receive answers to any questions such Good Earth Stockholder may have had concerning the terms and conditions of the Merger and the Numbeer Common Stock and has obtained any additional information that such Good Earth Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Good Earth Common Stock shall pass, only upon delivery to Numbeer (or an agent of Numbeer) of (x) certificates evidencing ownership thereof as contemplated by Section 1.7 hereof (or an affidavit of lost certificate), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 4.2.

4.3.          Actions of Acquisition Stockholder. Prior to the Closing, Numbeer shall cause and demonstrate to Good Earth the following actions have been taken by the written consent of the holders of a majority of the outstanding shares of common stock of Acquisition:

 (a)          the approval of this Agreement and the transactions contemplated hereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.4.         Actions of Good Earth. Prior to the Closing, Good Earth shall cause and demonstrate to Numbeer the following actions have been taken by the written consent of the holders of a majority of the outstanding Good Earth Shares:

(a)          the approval of this Agreement and the transactions contemplated hereby; and

(b)          such other actions as the directors may determine are necessary or appropriate.

4.5.         Access to Properties and Records. Numbeer and Good Earth will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of Numbeer or Good Earth in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Numbeer or Good Earth as the other shall from time to time reasonably request.

4.6.         Delivery of Books and Records. At the Closing, Numbeer shall deliver to Good Earth, the copies of the corporate minute books, books of account, contracts, records, and all other books or documents.

4.7.         Actions Prior to Closing by Both Parties.

(a)          From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, Numbeer, Good Earth and Acquisition will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)          Except as set forth herein, from and after the date of this Agreement until the Closing Date, none of Numbeer, Good Earth, or Acquisition will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of Good Earth, or in Section 3.6 in the case of Numbeer or Acquisition (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.8.         Indemnification.

(a)          Indemnification by Good Earth. Good Earth hereby agrees to defend and indemnify Numbeer and each of the officers, agents and directors of Numbeer as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this Section 4.8(a) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b).

(b)          Indemnification by Numbeer. Numbeer hereby agrees to defend and indemnify Good Earth and each of the officers, agents and directors of Good Earth as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III. The indemnification provided for in this Section 4.8(b) shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c).

4.9.        Subsequent Equity Sales. If Numbeer at any time before the first anniversary of the Closing, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Numbeer Common Stock or Numbeer Common Stock Equivalents, at an effective price per share less than $0.20 (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Numbeer Common Stock or Numbeer Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Base Share Price, such issuance shall be deemed to have occurred for less than the Base Share Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance, Numbeer shall issue to holders of its Common Stock as of the date of the Closing, excluding the 6,998,014 to be retired pursuant to this Agreement (which list shall be provided by Numbeer as of the Closing Date), an additional number of shares of Numbeer Common Stock so that all shares of Numbeer Common Stock held by such stockholders, when multiplied by the Base Share Price, is not less than Three Hundred Thousand Dollars ($300,000), no later than the third trading day following the issuance or deemed issuance of any Numbeer Common Stock or Numbeer Common Stock Equivalents subject to this Section 4.9, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). Anything herein to the contrary notwithstanding, the provisions of this Section 4.9 will not be triggered by Numbeer’s issuance of (i) stock options or awards to its employees or (ii) the Numbeer Options and the Numbeer Warrants in exchange for the Good Earth Options and the Good Earth Warrants pursuant to Section 1.9.

4.10.         Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement and until the Closing Date, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

4.11.         Good Earth Incentive Plan. Prior to or as of the Closing Date, the Board of Directors and stockholders of Numbeer shall have adopted a 2013 Incentive Plan in form and substance acceptable to Good Earth permitting the issuance of up to 2,389,757 shares of Numbeer Common Stock.

4.12.         Split. The Board of Directors of Numbeer has approved the Amendment to, among other things, effect the Split. The Amendment will be filed with the Nevada Secretary of State after the Closing and as soon as practical after all regulatory requirements have been satisfied. Following the filing of the Amendment Numbeer shall issue to each stockholder of record that number of shares obtained by dividing each share of Numbeer Common Stock issued and outstanding immediately prior to filing of the Amendment by 0.39733333, as set forth on Exhibit F under “Post-Split Numbeer Shares.” Additionally following the filing of the Amendment, the Company shall reserve 9,450,000 shares of Numbeer Common Stock for issuance upon exercise of the Numbeer Options, 7,682,715 shares of Numbeer Common Stock for issuance upon exercise of the Numbeer Warrants, and 5,384,615 shares of Numbeer Common Stock for issuance upon conversions of the Good Earth Notes, all as set forth in Exhibit F.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF
NUMBEER AND ACQUISITION

The obligations of Numbeer and Acquisition under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1.          Accuracy of Representations; Performance. The representations and warranties made by Good Earth in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Good Earth shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Good Earth prior to or at the Closing. Numbeer may request to be furnished with a certificate, signed by a duly authorized officer of Good Earth and dated the Closing Date, to the foregoing effect.

5.2.          Officer’s Certificates. Numbeer shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Good Earth to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Good Earth threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in a disclosure schedule, by or against Good Earth which might result in any material adverse change in any of the assets, properties, business, or operations of Good Earth.

5.3.          No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Good Earth, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Good Earth.

5.4.          Other Items.

 (a)          Numbeer shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Numbeer may reasonably request.

 (b)          Numbeer shall have conducted a complete and satisfactory due diligence review of Good Earth.

 (c)          The transactions contemplated by this Agreement shall have been approved by the Good Earth Board and the Good Earth Stockholders.

 (d)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Good Earth’s lenders, creditors, vendors and lessors.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF GOOD EARTH

The obligations of Good Earth under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1.          Accuracy of Representations; Performance. The representations and warranties made by Numbeer and Acquisition in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Numbeer and Acquisition shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Numbeer and Acquisition prior to or at the Closing. Good Earth shall have been furnished with a certificate, signed by a duly authorized executive officer of Numbeer and dated the Closing Date, to the foregoing effect.

6.2.         Officer’s Certificate. Good Earth shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Numbeer to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Numbeer threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3.         No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Numbeer nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Numbeer.

6.4.         Good Standing. Good Earth shall have received certificates of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten (10) days prior to the Closing Date certifying that Numbeer and Acquisition are in good standing as corporations in the State of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5.         Other Items.

(a)          Good Earth shall have received a stockholder list of Numbeer containing the name, address, and number of shares held by each Numbeer stockholder as of the date of Closing certified by an executive officer of Numbeer as being true, complete, and accurate by Numbeer’s transfer agent.

(b)          Good Earth shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Good Earth may reasonably request.

(c)          Good Earth shall have conducted a complete and satisfactory due diligence review of Numbeer.

(d)          The transactions contemplated by this Agreement shall have been approved by the board of directors of Numbeer and Acquisition.

(e)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Good Earth’s lenders, creditors, vendors and lessors.

(f)          There shall have been no material adverse changes in Numbeer or Acquisition, financial or otherwise.

(g)          There shall be no Numbeer Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, “Numbeer Common Stock Equivalents” means any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from Numbeer, or obligating Numbeer to issue, any shares of any class of the capital stock of Numbeer or any securities convertible into or exchangeable for such shares.

(h)          Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Numbeer’s lenders, creditors, vendors, and lessors.

ARTICLE VII
TERMINATION

7.1.         Termination.

(a)          This Agreement may be terminated by either the Good Earth Board or the Numbeer Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger; (iii) there shall have been any change after the date of the latest balance sheets of Good Earth and Numbeer, respectively, in the assets, properties, business, or financial condition of Good Earth and Numbeer, which could have a materially adverse affect on the value of the business of Good Earth and Numbeer, respectively, except any changes disclosed in the Good Earth Financial Statements and Numbeer Reports, as the case may be, dated as of the date of execution of this Agreement; or (iv) the Closing Date shall not have occurred by April 30, 2013. In the event of termination pursuant to this Section 7.1(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

(b)          This Agreement may be terminated at any time prior to the Closing by action of the Numbeer Board if Good Earth fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Good Earth contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven (7) days after notice of such failure is provided to Good Earth. If this Agreement is terminated pursuant to this Section 7.1(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Good Earth shall bear its own costs as well as the costs incurred by Numbeer in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c)          This Agreement may be terminated at any time prior to the Closing by action of the Good Earth Board if Numbeer or Acquisition fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Numbeer or Acquisition contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven (7) days after notice of such failure is provided to Numbeer. If this Agreement is terminated pursuant to this Section 7.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Numbeer shall bear its own costs as well as the costs of Good Earth incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1.          Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of Las Vegas, State of Nevada.

8.2.          Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3.          Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4.          Confidentiality. Numbeer, on the one hand, and Good Earth, on the other hand, will keep confidential all information and materials regarding the other party designated by such party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. Numbeer and Good Earth agree that no public disclosure will be made by either party of the existence of the transactions contemplated by this Agreement or any of its terms without first advising the other party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5.          Expenses. Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by Good Earth, Acquisition and Numbeer after the Closing shall be borne by Numbeer. After the Closing, the costs and expenses of the Good Earth Stockholders shall be borne by Numbeer.

8.6.          Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7.          Third Party Beneficiaries. This contract is solely between Numbeer, Acquisition and Good Earth and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8.          Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9.          Survival. The representations and warranties of the respective parties shall survive the Closing and the consummation of the transactions contemplated hereby.

8.10.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11.       Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12.       Press Releases and Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written.

NUMBEER:	NUMBEER, INC.,
a Nevada corporation

	By:	/s/ Anthony Vaz
Anthony Vaz, President

GOOD EARTH:	GOOD EARTH ENERGY
CONSERVATION, INC.,
a Delaware corporation

	By:	/s/ James R. Emmons
James R. Emmons, President

ACQUISITION:	NUMBEER ACQUISITION, INC.,
a Nevada corporation

	By:	/s/ Anthony Vaz
Anthony Vaz, President

[signature page –

Agreement of Merger and Plan of Reorganization]

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Good Earth Energy Conservation, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Numbeer Acquisition, Inc., a Nevada corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation Good Earth Energy Conservation, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 75,000,000 shares of capital stock, $0.001 par value.

SIXTH: The merger is to become effective on ________, 2013.

SEVENTH: The Agreement of Merger is on file at 660 Pebble Drive, Fort Worth, Texas 76118, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the _____ day of ________, 2013.

Good Earth Energy Conservation, Inc.

By:
Name:
Title:

EXHIBIT B

amended and Restated
articles of incorporation

of

Numbeer, Inc.

PURSUANT TO SECTION 78.390 OF THE
NEVADA REVISED STATUTES

Numbeer, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies as follows:

1.          The name of the Company is Numbeer, Inc. and the original Articles of Incorporation of the Company were filed with the Secretary of State of the State of Nevada on April 7, 2008.

2.          These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, have been duly adopted by the Board of Directors of the Company and by action by written consent of the stockholders of the Company in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.390 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation and shall, as they may thereafter be amended in accordance with its terms and applicable law, be the Amended and Restated Articles of Incorporation of the Company.

3.          The text of the Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the “Company”) is:

“Good Earth Energy Conservation, Inc.”

ARTICLE II

The name and address of the Company’s registered office in the State of Nevada is State Agent and Transfer Syndicate, Inc., 112 North Curry Street, Carson City, Nevada 89703-4934.

ARTICLE III

The purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the “N.R.S.”).

ARTICLE IV

(a)          Authorized Capital Stock.

(i)          The total number of shares of stock that the Company shall have authority to issue is 110,000,000 consisting of (i) 100,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(ii)         Effective upon filing of these Amended and Restated Articles of Incorporation (the “Effective Time”), a forward stock split of the Common Stock will be effected such that every one share of Common Stock issued and outstanding immediately prior to filing of the Amendment will be converted into that number of shares of Common Stock obtained by dividing each share of Common Stock by 0.39733333. As of the Effective Time, every share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be automatically and without any action on the part of the holder thereof reclassified as and converted into that number of shares of Common Stock obtained by dividing each share of Common Stock by 0.39733333 (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

(b)          Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to established from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)          the designation of such class or series, which may be by distinguishing number, letter or title;

(ii)         the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)       the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Company, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)        dates on which dividends, if any, shall be payable;

(v)         whether the shares of such class or series shall be subject to redemption by the Company, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)        the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)       the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(viii)     whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)       restrictions on the issuance of shares of the same class or series or of any other class or series; and

(x)        whether the holders of the shares of such class or series shall be entitled to vote, as a class, series or otherwise, on any and all matters of the Company to which holders of Common Stock are entitled to vote.

(c)          Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters presented to the stockholders.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any stock or other securities or property of the Company, rights entitling the holders thereof to purchase from the Company shares of stock or other securities of the Company or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)          The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b)          Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Company;

(c)          Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Company, a change in ownership of the Company’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Company or any stock of the Company, and provisions restricting the ability of the Company to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Company under such rights;

(d)          Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Company the right to exercise such rights and/or cause the rights held by such holder to become void;

(e)          Provisions that permit the Company to redeem or exchange such rights; and

(f)          The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a)          Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended and Restated Articles of Incorporation to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed by the Bylaws of the Company and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

(b)          Unless and except to the extent that the Bylaws of the Company shall so require, the election of directors of the Company need not be by written ballot.

ARTICLE VII

The Company may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VIII

(a)          Each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Company, in accordance with the Bylaws of the Company, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws are presently or hereafter in effect.

(b)          The Company may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Company, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Company, with the same scope and effect as the foregoing indemnification of directors and officers. The Company shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by these Amended and Restated Articles of Incorporation or otherwise by the Company.

(c)          The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Company in advance of the final disposition of proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

(d)          Without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.

(e)          Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Company inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

(a)          The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)          Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Company inconsistent with this Article IX, shall adversely affect any right or protection of any director established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as may be expressly provided in these Amended and Restated Articles of Incorporation, the Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of these Amended and Restated Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

By:
James R. Emmons, President

EXHIBIT C

CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 02/26/2007
FILED 08:00 AM 02/26/2007
SRV 070224486 - 4101775 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY
TO A CORPORATION
PURSUANT TO SECTION 265
OF THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion (this "**Certificate**") is being filed for the purpose of converting GOOD EARTH ENERGY CONSERVATION LLC, a Delaware limited liability company to a Delaware Corporation to be named GOOD EARTH ENERGY CONSERVATION, INC., pursuant to Section 265 of the Delaware General Corporation Law, 8 Del.C. §§ 101 et. seq.

The undersigned, a duly authorized officer of said limited liability company does hereby certify as follows:

1. The jurisdiction where the Limited Liability Company first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate is Delaware.

3. The date the Limited Liability Company first formed is January 30, 2006.

4. The name of the Limited Liability Company immediately prior to filing this Certificate is Good Earth Energy Conservation LLC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company has executed this Certificate on the 1st day of February, A.D. 2007.

John Maguire

John Maguire, Secretary/Treasurer

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY
TO A CORPORATION
PURSUANT TO SECTION 265
OF THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion (this "**Certificate**") is being filed for the purpose of converting GOOD EARTH ENERGY CONSERVATION, LLC, a Delaware limited liability company to a Delaware Corporation to be named GOOD EARTH ENERGY CONSERVATION, INC., pursuant to Section 265 of the Delaware General Corporation Law, 8 Del.C. §§ 101 et. seq.

The undersigned, a duly authorized officer of said limited liability company does hereby certify as follows:

1. The jurisdiction where the Limited Liability Company first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate is Delaware.

3. The date the Limited Liability Company first formed is January 30, 2006.

4. The name of the Limited Liability Company immediately prior to filing this Certificate is Good Earth Energy Conservation, LLC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company has executed this Certificate on the 1st day of February, A.D. 2007.

John Maguire, Secretary/Treasurer

::ODMA\GRPWISE\LR.PO.Tax_Library:229610.1

PLAN OF CONVERSION

This Plan of Conversion (the "Plan") is made and entered into by Good Earth Energy Conservation, LLC, a Delaware limited liability company (the "Converting Entity") effective as of the date set forth below.

WHEREAS, the Converting Entity was originally organized as a Delaware limited liability company pursuant to a Certificate of Formation filed with the Delaware Secretary of State on January 30, 2006, a copy of which, and all amendments thereto, are attached hereto as Exhibit A; and

WHEREAS, the Converting Entity has made a valid election with the Internal Revenue Service to be taxed as a corporation effective as of January 30, 2006; and

WHEREAS, the Converting Entity desires to convert to a Delaware corporation pursuant to and in accordance with Section 265 of the Delaware General Corporation Law, 8 Del. C. §§ 101 et. seq., as amended, and other applicable provisions of Delaware law; and

WHEREAS, the Converting Entity desires to effectuate the conversion as described herein pursuant to a transaction which constitutes a Type "F" Reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Converting Entity does hereby prescribe the terms and conditions of this conversion and the mode of carrying the same into effect as follows:

1. The Converting Entity shall convert to a domestic corporation, organized under the Delaware General Corporation Law and named Good Earth Energy Conservation, Inc. ("New Corporation").

2. The Converting Entity is continuing its existence in the organizational form of the New Corporation. The Certificate of Incorporation is attached hereto as Exhibit B.

3. The manner of converting the units of the Converting Entity into shares of the New Corporation shall be one (1) share for each unit of membership interest issued and outstanding at the Conversion Date (as defined below).

4. At the Conversion Date (as defined below), all the real estate and other property, subsidiaries, rights, privileges, franchises, patents, trademarks, licenses, registrations and all other assets of every kind and description of the Converting Entity shall be transferred to, vested in and devolve upon New Corporation without further act or deed and all property, rights and every other interest of the Converting Entity shall be as effectively the property of the New Corporation as they were of the Converting Entity. The Converting Entity hereby agrees from time to time, as and when requested by New Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as New Corporation may deem necessary

C:\Documents and Settings\user\My Documents\Static copy of GEEC Plan of Conversion.doc or desirable in order to vest or perfect in or confirm to New Corporation title to and possession of any and all property, rights, privileges, immunities, powers, franchises and interests of the Converting Entity acquired or to be acquired by reason of or as a result of the Conversion, and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Converting Entity are fully authorized in the name of the Converting Entity or otherwise to take any and all such action.

5. The Conversion Date shall be January 30, 2006.

6. New Corporation will be responsible for the payment of all fees and franchise taxes of the Converting Entity and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

Dated as of February 1, 2007.

GOOD EARTH ENERGY CONSERVATION, INC.

By: John Maguire
John Maguire, Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 02/26/2007
FILED 08:00 AM 02/26/2007
SRV 070224486 - 4101775 FILE

CERTIFICATE OF INCORPORATION
OF
GOOD EARTH ENERGY CONSERVATION, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

(b) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

(c) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(d) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

(e) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

(f) To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in

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trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(g) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

(h) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is: Twenty Million (20,000,000) and the par value of each of such shares is: one cent ($.01) amounting in the aggregate to Two Hundred Thousand Dollars ($200,000.00).

At all elections of the directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
James Hawes	1000 Liberty Park #309, Austin, TX 78746
John Maguire	6398 Wrens Nest Cove, Springdale, AR 72762
Robert Winkelman	2216 Old Wire Road, Fayetteville, AR 72703

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
James Hawes	1000 Liberty Park #309, Austin, TX 78746
John Maguire	6398 Wrens Nest Cove, Springdale, AR 72762
Robert Winkelman	2216 Old Wire Road, Fayetteville, AR 72703

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6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a) To make, alter or repeal the by-laws of the corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

(e) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in

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a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of February, 2007.

INCORPORATORS:

James M. Hawes
James Hawes

John Maguire
John Maguire

Robert Winkelman
Robert Winkelman

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EXHIBIT D

 BYLAWS OF THE SURVIVING CORPORATION

ADOPTED AS OF FEBRUARY 1, 2007

BYLAWS OF

GOOD EARTH ENERGY CONSERVATION, INC.

ARTICLE I OFFICES

1.1.          REGISTERED OFFICE. The registered office of Good Earth Energy Conservation, Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at 1209 Orange Street, Wilmington, Delaware 19801 and The Corporation Trust Company shall be the registered agent of the corporation in charge thereof.

1.2.          OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.          PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2.          ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60} days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such offer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3.          SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the Chief Executive Officer or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4.          QUORUM. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5.          ORGANIZATION. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6.          VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7.          ACTION OF SHAREHOLDERS WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.8.          VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

2.9.          STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10.          ADJOURNMENT. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11.          RATIFICATION. Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12.          JUDGES. All votes by ballot at any meeting of stockholders shall be conducted by two judges appointed for the purpose either by the directors or by the meeting. The judges shall decide upon the qualifications of voters, count the votes and declare the result.

ARTICLE III

DIRECTORS

3.1.          POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by •the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2.          ELECTION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Each director shall hold office until the next annual meeting of stockholders at which his Class stands for election or until such director's earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director's successor shall be duly elected and shall qualify, or until such director's earlier resignation, removal from office, death or incapacity.

3.3.          NOMINATIONS. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4.          MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5.          QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6.          ORGANIZATION OF MEETINGS. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer by such other person as the Board of Directors may designate or the members present may select.

3.7.          ACTIONS OF BOARD OF DIRECTORS WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Board of Directors or committee.

3.8.          REMOVAL OF DIRECTORS BY STOCKHOLDERS. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

3.9.          RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10.          COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may . exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11.          COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12.          INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13.          MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1.          GENERAL. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2.          ELECTION. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3.          VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4.          CHIEF EXECUTIVE OFFICER. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5.          CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

4.6.          VICE PRESIDENTS. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.7.          SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or flied are properly kept or filed, as the case maybe.

4.8.          TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.9.          ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.10.          ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.11.          CONTROLLER. The Controller shall establish and maintain the accounting, records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or any Vice President of the Corporation may prescribe.

4.12.          OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13.          VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.14.          RESIGNATIONS. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed.

The acceptance of a resignation shall not be required to make it effective.

4.15.          REMOVAL. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.          FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

5.2.          SIGNATURES. Any or all of the signatures on the certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.3.          LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4.          TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5.          FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)          The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c)          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6.          REGISTERED STOCKHOLDERS. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

6.1.          FORM OF NOTICE. Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2          .WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1.          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2.          The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3.          To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

7.4.          Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a)           By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b)           If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c)           By the stockholders.

7.5.          Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6.          The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7.          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8.          For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

7.9.          For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10.          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11.          No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction :from which the director or officer derived an improper personal benefit.

ARTICLE VIII

GENERAL PROVISIONS

8.1.          RELIANCE ON BOOKS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2.          DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.3.          ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

8.4.          CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may :from time to time designate.

8.5.          FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

8.6.          SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.7.          AMENDMENTS. The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

8.8.          INTERPRETATION OF BYLAWS. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

EXHIBIT E

OFFICERS AND DIRECTORS OF THE
SURVIVING CORPORATION

James R. Emmons	President, Chief Executive Officer, Chief Financial
Officer, and Director

Greg Horne	Chief Technical Officer, Assistant Secretary, Director

James M. Hawes	Chairman of the Board, Director

John Maguire	Secretary, Director

Robert S. Kretschmar	Director

EXHIBIT F

[NOT INCLUDED]

EXHIBIT G

FORM OF NUMBEER STOCK OPTION AGREEMENT

[NOT INCLUDED]

EXHIBIT H

ARTICLES OF INCORPORATION OF ACQUISITION

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NUMBEER ACQUISITION, INC.**, did on May 8, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 9, 2013.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130509-0227
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-6708
Website: www.nvsos.gov

060102

Filed in the office of	Document Number 20130311430-88
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/08/2013 2:46 PM
	Entity Number E0230982013-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Numbeer Acquisition, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NATIONAL CORPORATE RESEARCH, LTD. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: 202 South Minnesota Street (Street Address), Carson City (City), Nevada 89703 (Zip Code) Mailing Address (if different from street address): (City) Nevada (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Anthony Vaz (Name) 112 North Curry Street (Street Address), Carson City (City), NV (State), 89703 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Anthony Vaz (Name) X [signature] (Incorporator Signature) 112 North Curry Street (Address), Carson City (City), NV (State), 89703 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Rose Marie Cole [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 5-8-2013

Rose Marie Cole, Asst. Sec.

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 8-10-11

EXHIBIT I

BYLAWS

NUMBEER ACQUISITION, INC.

(a Nevada Corporation)

ARTICLE I
SHAREHOLDERS

1.01.      Annual Meeting. A meeting of the shareholders shall be held annually for the elections of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors, but in no event later than 100 days after the anniversary of the date of incorporation of the Corporation.

1.02.      Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, Chairman of the Board or President and shall be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such special meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

1.03.      Place of Meetings. Meetings of the shareholders shall be held at such place within or outside of the State of Nevada as may be fixed by the Board of Directors. If no place is fixed, such meetings shall be held at the principal office of the Corporation.

1.04.      Notice of Meetings.

Notice of each meeting of the shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon paid, directed to the shareholder at his address as it appears on the record of the shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

1.05.       Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

1.06.       Inspectors of Election.

The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of any vote certified by them.

1.07.      List of Shareholders at Meetings. A list of the shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall require such list of the shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

1.08.      Qualification of Voters.

Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in its name on the record of the shareholders.

Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, other than a trustee, may be voted by such fiduciary, either in person or by proxy, without the transfer of such shares into the name of such fiduciary. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

No shareholder shall sell his vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.

1.09.      Quorum of Shareholders.

The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

1.10.      Proxies.

Every shareholder entitled to vote at a meeting of the shareholders, or to express consent or dissent without a meeting, may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or its attorney. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy, unless before the authority is exercised written notice of adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

1.11.      Vote or Consent of Shareholders.

Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

1.12.      Fixing the Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten or more than sixty days before the date of such meeting, nor more than sixty days prior to any other action.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE II
BOARD OF DIRECTORS

2.01.      Power of Board and Qualifications of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least eighteen years of age.

2.02.      Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. Unless otherwise fixed by the directors, the number of directors constituting the entire Board shall be five.

2.03.      Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified or until their death, resignation or removal in the manner hereinafter provided.

2.04.      Quorum of Directors and Action by the Board.

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

2.05.      Meetings of the Board.

An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.

Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment.

No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Nevada time, on the third day prior to the meeting or by telegram, written message or orally not later than noon, Nevada time, on the day prior to the meeting. Notices are deemed to have been properly given if given by mail, when deposited in the United States mail; by telegram at the time of filing; or by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any director.

A notice, or waive of notice, need not specify the purpose of any meeting of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

2.06.      Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

2.07.      Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

2.08.      Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

2.09.      Executive and Other Committees of Directors.

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval; (b) the filling of vacancies in the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or can not be repealed; or (f) the removal or indemnification of directors.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

2.10.      Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

2.11.      Interest of Directors in a Transaction.

Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud any such contract and transaction conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee, as the case may be; or (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Corporation.

ARTICLE III
OFFICERS

3.01.      Election of Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

3.02.      Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary that shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

3.03.      Compensation. The salaries of all officers and agents of the Corporations shall be fixed by the Board of Directors.

3.04.      Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

3.05.       President.

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also preside at all meeting of the shareholders and the Board of Directors.

The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

3.06.      Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors, or in absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

3.07.      Secretary and Assistant Secretaries.

The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be described by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation then in the order of their election, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

3.08.      Treasurer and Assistant Treasurers.

The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, in the absence of the Treasurer or in the event the Treasurer’s inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

3.09.      Books and Records.

The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses. The Corporation shall also keep at its office in the State of Nevada or at the office of its transfer agent or registrar in the State of Nevada, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

3.10.      Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

ARTICLE IV
CERTIFICATES AND TRANSFER OF SHARES

4.01.      Forms of Share Certificates.

The share of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is formed under the laws of the State of Nevada; (b) the name of the person or persons to whom issued; and (c) the number and class of shares, and the designation of the series, if any, which certificate represents.

4.02.      Transfers of Shares.

No share or other security may be sold, transferred or otherwise disposed of without the consent of the directors or until the Company is a reporting issuer, as defined under the Securities Exchange Act of 1934, as amended. The directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation of a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

4.03.      Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon: (a) production of evidence of loss, destruction or wrongful taking; (b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; (c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and (d) compliance with other such reasonable requirements as may be imposed.

ARTICLE V
OTHER MATTERS

5.01.      Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

5.02.      Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending December 31, or such other period as may be fixed by the Board of Directors.

5.03.      Amendments.

Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by the Board of Directors, but any bylaws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

APPROVED AND ADOPTED this 9th of May, 2013.

By:
Anthony Vaz, President

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